UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 12, 2024

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	BCO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule
405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Offering of Senior Notes

On June 12, 2024, The Brink's Company (“Brink’s” or the “Company”) closed a private offering (the “Offering”) of $400 million aggregate principal amount of senior unsecured notes due 2029 (the “2029 Notes”) and $400 million aggregate principal amount of senior unsecured notes due 2032 (the “2032 Notes” and, together with the 2029 Notes, the “Notes”). The Notes were issued pursuant to a senior notes indenture dated as of June 12, 2024 (the “Indenture”) by and among the Company, certain subsidiaries of the Company (the “Subsidiary Guarantors”) and Wilmington Trust, National Association, as trustee.

The Company intends to use the net proceeds from the Offering to redeem or repurchase the $400 million aggregate principal amount of its outstanding 5.500% Senior Notes due 2025 (the “2025 Senior Notes”) at or prior to maturity and to repay a portion of outstanding borrowings under its $1 billion revolving credit facility. Before applying a portion of the net proceeds to redeem or repurchase the 2025 Senior Notes as described above, the Company expects to use such portion of the net proceeds for general corporate purposes and to temporarily repay additional amounts outstanding under its revolving credit facility.

The Indenture

The Notes are governed by the Indenture, will mature on June 15, 2029 and June 15, 2032, respectively, bear an annual interest rate of 6.500% and 6.750%, respectively, and are payable semi-annually on June 15 and December 15 of each year, beginning on December 15, 2024.

The Company may redeem some or all of the 2029 Notes on or after June 15, 2026 at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the redemption date. The Company may also redeem some or all of the 2029 Notes at any time prior to June 15, 2026 at a price equal to 100% of the principal amount of the Notes redeemed plus a “make-whole” premium described in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the redemption date. In addition, the Company may redeem up to 40% of the aggregate principal amount of the 2029 Notes at any time before June 15, 2026, with the net cash proceeds from certain equity offerings at the applicable redemption price set forth in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

In addition, the Company may redeem some or all of the 2032 Notes on or after June 15, 2027 at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the redemption date. The Company may also redeem some or all of the 2032 Notes at any time prior to June 15, 2027 at a price equal to 100% of the principal amount of the Notes redeemed plus a “make-whole” premium described in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the redemption date. In addition, the Company may redeem up to 40% of the aggregate principal amount of the Notes at any time before June 15, 2027, with net cash proceeds from certain equity offerings at the applicable redemption price set forth in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

If the Company experiences specific kinds of changes in control or certain assets are sold, it may also be required to offer to purchase the Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including the repurchase date.

If an event of default, as defined in the Indenture, with respect to the Notes of a series, shall have happened and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the Notes of such series then outstanding may, subject to certain exceptions provided in the Indenture, declare the principal amount of the Notes of such series and any accrued and unpaid interest through the date of such declaration, to be immediately due and payable. In the case of certain events of bankruptcy or insolvency, the principal amount of the Notes and any unpaid interest accrued thereon through the occurrence of such event shall automatically become and be immediately due and payable.

The Notes are guaranteed on a senior unsecured basis by each of the Subsidiary Guarantors. The Notes will rank senior in right of payment to any of the Company’s future subordinated indebtedness, will rank equally in right of payment with all of the Company’s existing and future senior indebtedness, will be effectively subordinated to all of the Company’s existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness and will be structurally subordinated to all of the existing and future indebtedness and other liabilities of the Company’s subsidiaries that are not Subsidiary Guarantors.

The Indenture contains covenants that limit the ability of the Company and certain of its subsidiaries to (i) grant or permit liens, (ii) declare or pay dividends, make distributions on or redeem or repurchase the Company’s capital stock; (iii) engage in sale/leaseback transactions and (iv) engage in a consolidation or merger, or sell, transfer or otherwise dispose of all or substantial all of their assets. These covenants are subject to important exceptions and qualifications.

The Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the material terms of the Indenture above is qualified in its entirety by reference to Exhibit 4.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 8.01	Other Events.

On June 12, 2024, the Company issued a press release announcing the closing of the Offering to eligible purchasers of the Notes. A copy of the press release announcing the closing of the Offering is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The Notes have not been and will not be registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01		Financial Statements and Exhibits.

(d)	Exhibits

	4.1	Indenture dated as of June 12, 2024 among The Brink’s Company, the Subsidiary Guarantors named therein, and Wilmington Trust, National Association, as trustee, relating to the Notes due 2029 and 2032.

	99.1	Press Release, dated June 12, 2024, issued by The Brink's Company.

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BRINK’S COMPANY (Registrant)

Date: June 12, 2024	By:	/s/ Kurt B. McMaken
Kurt B. McMaken
Executive Vice President and Chief Financial Officer